THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

DEPOSITARY RECEIPTS

December 13, 2002

SECURITIES & EXCHANGE COMMISSION

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:

Depositary Shares evidenced by the American Depositary Receipts for Ordinary Shares of the par value of .11 EURO each of SmartForce PLC, f/k/a CBT Group PLC

(File No. 333-99093)

Ladies & Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts (the “ADRs”) are to be issued, we enclose ten copies of the revised prospectus  (the “Prospectus”) for SmartForce Public Limited Company.

As required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for SmartForce Public Limited Company.

Due to the name change from SmartForce Public Limited Company to  SkillSoft Public Limited Company approved at the Extraordinary General Meeting effective November 19, 2002, the Prospectus has been revised to reflect the new name of SkillSoft Public Limited Company.

Please contact me with any questions or comments at (212) 815-2368.

Sincerely,

s/s_JAMES A. KELLY

James A. Kelly

Assistant Vice President

Encl.

cc:

Mr. Paul Dudek, Esq.

Office of International Corporate Finance